As filed with the Securities and Exchange Commission on November 12, 2008

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

___________________________

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	13-3818604
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

4810 Eastgate Mall
San Diego, California 92121
(858) 228-2000
(Address of Principal Executive Offices)
___________________________

1999 Employee Stock Purchase Plan
2005 Equity Incentive Plan
 (Full title of the Plan(s))
___________________________

Deanna H. Lund
Senior Vice President and Chief Financial Officer
Kratos Defense & Security Solutions, Inc.
4810 Eastgate Mall
San Diego, California 92121
 (858) 812-7300
(Name, address, including zip code, and telephone number, including area code, of agent for service)
___________________________

Copy to:
Scott M. Stanton, Esq. Morrison & Foerster LLP 12531 High Bluff Drive, Suite 500 San Diego, California 92130 (858) 720-5100
___________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]                                                                                            Accelerated filer [X]

Non-accelerated filer [ ] (Do not check if a smaller reporting company)             Smaller reporting company [ ]

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered(1)	Amount to be registered (2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price	Amount of registration fee
1999 Employee Stock Purchase Plan Common Stock, par value $0.001 per share	1,500,000(4)	$1.285	$1,927,500	$75.75
2005 Equity Incentive Plan Common Stock, par value $0.001 per share	3,500,000(5)	$1.285	$4,497,500	$176.75

(1)     Each share of Common Stock includes a right to purchase one one-hundredth of a share of Series C Preferred Stock, par value $0.001 per share.

(2)     Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of the Registrant’s common stock, par value $0.001 per share (“Common Stock”), that may be offered or issued in connection with any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

(3)     Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are based upon the average of the high and low sales prices of Registrant’s Common Stock on November 6, 2008 as reported on the Nasdaq Global Select Market, for shares issuable pursuant to awards not yet granted under the 1999 Employee Stock Purchase Plan and 2005 Equity Incentive Plan.

(4)     Represents 1,500,000 additional shares of Common Stock available for future issuance under the Registrant’s 1999 Employee Stock Purchase Plan (the “ESPP”).  700,000 shares available for issuance under the ESPP were initially registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on November 5, 1999 (Registration No. 333-90455).  An additional 800,000 shares available for issuance under the ESPP were previously registered on a registration statement on Form S-8 filed on October 17, 2001 (Registration No. 333-71702).  An additional 1,350,000 shares available for issuance under the ESPP were previously registered on a registration statement on Form S-8 filed on June 28, 2004 (Registration No. 333-116903).

(5)     Represents 3,500,000 additional shares of Common Stock authorized to be issued under the Registrant’s 2005 Equity Incentive Plan (the “2005 Plan”).  3,500,000 shares available for issuance under the 2005 Plan were initially registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on August 1, 2005 (Registration No. 333-127060).

INTRODUCTORY NOTE

This Registration Statement relates solely to the registration of additional securities of the same class as other securities for which a registration statement on this form relating to an employee benefit plan is effective.  Pursuant to General Instruction E of Form S-8, this registration statement hereby incorporates by reference the contents of the registration statements on Form S-8 filed by the Registrant on August 1, 2005 with respect to Registrant’s 2005 Equity Incentive Plan (Registration No. 333-127060), and the registration statements on Form S-8 filed by the Registrant on November 5, 1999, October 17, 2001, and June 28, 2004 with respect to Registrant’s 1999 Employee Stock Purchase Plan (Registration Nos. 333-90455, 333-71702 and 333-116903, respectively).
Item 3.        Incorporation of Documents by Reference.
The following documents filed with the Securities and Exchange Commission (the “SEC”) by Kratos Defense & Security Solutions, Inc. (the “Company”) are incorporated by reference in this Registration Statement:
(a)           The Company’s latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), containing audited financial statements for the Company’s latest fiscal year ended December 31, 2007 as filed with the SEC on March 27, 2008, as subsequently amended on April 29, 2008;
(b)           The Company’s quarterly report on Form 10-Q for its fiscal quarter ended March 30, 2008, filed with the SEC on May 8, 2008;
(c)           The Company’s quarterly report on Form 10-Q for its fiscal quarter ended June 29, 2008, filed with the SEC on August 7, 2008;
(d)           The Company’s quarterly report on Form 10-Q for its fiscal quarter ended September 28, 2008, filed with the SEC on November 6, 2008;
(e)           The Company’s current reports on Form 8-K, filed with the SEC on November 6, 2008, August 6, 2008, August 1, 2008, July 3, 2008, April 2, 2008, March 27, 2008, February 2, 2008 and January 7, 2008;
(f)            The Company’s current report on Form 8-K/A, filed with the SEC on April 8, 2008;
(g)           The description of the Company’s Common Stock contained in the Company’s registration statement on Form 8-A filed under Section 12(g) of the Exchange Act on September 3, 1999, including any subsequent amendment or report filed for the purpose of amending such description; and
(h)           The description of the Company’s purchase rights for Series C Preferred Stock, par value $0.001 per share, contained in the Company’s Registration Statement on Form 8-A initially filed under Section 12(g) of the Exchange Act on December 17, 2004, including any subsequent amendment or report filed for the purpose of amending such description.
All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.        Exhibits.
The following is a list of exhibits filed as part of this Registration Statement, which are incorporated herein:

Exhibit Numbers	Exhibit Description
4.1(1)	Amended and Restated Certificate of Incorporation of the Company
4.2(2)	Amended and Restated Bylaws of the Company
4.3(3)	Certificate of Designation of Series C Preferred Stock
4.4(3)	Rights Agreement, dated as of December 16, 2004, between the Company and Wells Fargo
5.1	Opinion of Morrison & Foerster LLP
23.1	Consent of Grant Thornton LLP
23.2	Consent of Morrison & Foerster LLP (contained in Exhibit 5.1)
24.1	Power of Attorney (included in the signature page of this Registration Statement)
99.1(4)	1999 Employee Stock Purchase Plan
99.2(5)	2005 Equity Incentive Plan and form stock option agreement thereunder

(1)     Previously filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, and incorporated herein by reference.

(2)     Previously filed as an exhibit to the Company’s Current Report on Form 10-K/A filed on April 29,2008, and incorporated herein by reference.

(3)     Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed on December 17, 2004, and incorporated herein by reference.

(4)     Previously filed as an exhibit to the Company’s Registration Statement on Form S-1 filed on August 18, 1999, as amended, and incorporated herein by reference.

(5)     Previously filed as an exhibit to the Company’s Registration Statement on Form S-8 filed on August 1, 2005, and incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 12th day of November, 2008.

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.

By:       /s/ Eric M. DeMarco
Eric M. DeMarco
President and Chief Executive Officer
POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, Eric M. DeMarco and Deanna H. Lund his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Eric M. DeMarco Eric M. DeMarco	President, Chief Executive Officer and Director (Principal Executive Officer)	November 12, 2008
/s/ Deanna H. Lund Deanna H. Lund	Senior Vice President and Chief Financial Officer	November 12, 2008
/s/ Laura L. Siegal Laura Siegal	Vice President and Corporate Controller (Principal Accounting Officer)	November 12, 2008
/s/ Scott I. Anderson Scott I. Anderson	Director	November 12, 2008
/s/ Bandel L. Carano Bandel L. Carano	Director	November 12, 2008
/s/ William A. Hoglund William A. Hoglund	Director	November 12, 2008

EXHIBIT INDEX

Exhibit Numbers	Exhibit Description
4.1(1)	Amended and Restated Certificate of Incorporation of the Company
4.2(2)	Amended and Restated Bylaws of the Company
4.3(3)	Certificate of Designation of Series C Preferred Stock
4.4(3)	Rights Agreement, dated as of December 16, 2004, between the Company and Wells Fargo
5.1	Opinion of Morrison & Foerster LLP
23.1	Consent of Grant Thornton LLP
23.2	Consent of Morrison & Foerster LLP (contained in Exhibit 5.1)
24.1	Power of Attorney (included in the signature page of this Registration Statement)
99.1(4)	1999 Employee Stock Purchase Plan
99.2(5)	2005 Equity Incentive Plan and form stock option agreement thereunder

(1)     Previously filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, and incorporated herein by reference.

(2)     Previously filed as an exhibit to the Company’s Current Report on Form 10-K/A filed on April 29, 2008, and incorporated herein by reference.

(3)     Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed on December 17, 2004, and incorporated herein by reference.

(4)     Previously filed as an exhibit to the Company’s Registration Statement on Form S-1 filed on August 18, 1999, as amended, and incorporated herein by reference.

(5)     Previously filed as an exhibit to the Company’s Registration Statement on Form S-8 filed on August 1, 2005, and incorporated herein by reference.

Exhibit 5.1

[Morrison & Foerster LLP Letterhead]
November 12, 2008

Kratos Defense & Security Solutions, Inc.
4810 Eastgate Mall
San Diego, California 92121

Re:          Kratos Defense & Security Solutions, Inc. – Registration Statement on Form S-8

Ladies and Gentlemen:
As requested, we have examined the Registration Statement on Form S-8 of Kratos Defense & Security Solutions, Inc., a Delaware corporation (the “Company”), to be filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 5,000,000 shares of the Company’s common stock, $0.001 par value (the “Shares”) issuable from time to time in connection with the Company’s 1999 Employee Stock Purchase Plan and the Company’s 2005 Equity Incentive Plan (together, the “Plans”).

As the Company’s counsel, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, and, for the purposes of this opinion, we have assumed that such proceedings will be timely completed in the manner presently proposed and that, in connection with each issuance of Shares under the Plans, the Company will receive the consideration for such Shares as required by the terms of the Plans.  We have also examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter.

Based upon and subject to the foregoing, it is our opinion that the Shares, when issued and outstanding pursuant to the terms of the Plans, will be validly issued, fully paid and nonassessable.
Very truly yours,

/s/ Morrison & Foerster LLP
Morrison & Foerster LLP

Exhibit 23.1
                                                                                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 27, 2008, with respect to the consolidated financial statements and internal control over financial reporting in the Annual Report of Kratos Defense & Security Solutions, Inc. on Form 10-K, as amended on Form 10-K/A, for the year ended December 31, 2007.  We hereby consent to the incorporation by reference of said reports in the Registration Statement on Form S-8 relating to the 1999 Employee Stock Purchase Plan and the 2005 Equity Incentive Plan.

/s/GRANT THORNTON LLP

San Diego, California
November 12, 2008